UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2016

Triumph Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-36722	20-0477066
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12700 Park Central Drive, Suite 1700 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

(214) 365-6900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On March 6, 2016, Triumph Bancorp, Inc., a Texas corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Peak Acquisition Corp., a newly formed Colorado corporation and wholly owned subsidiary of the Company (“Merger Sub”), and ColoEast Bankshares, Inc., a Colorado corporation (“ColoEast”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into ColoEast (the “Merger”), with ColoEast continuing as the surviving corporation as a wholly owned subsidiary of the Company (the “Surviving Corporation”). Immediately following the Merger (or at such later time as the Company may determine in its sole discretion), Colorado East Bank & Trust, the banking subsidiary of ColoEast, will merge with and into TBK Bank, SSB (“TBK Bank”), with TBK Bank surviving the bank merger.

Subject to the terms and conditions set forth in the Merger Agreement, which has been unanimously approved by the board of directors of each of the Company, Merger Sub and ColoEast, at the effective time of the Merger, each outstanding share of ColoEast common stock will be converted into the right to receive a pro rata share of $70,000,000 in cash, without interest, subject to certain downward adjustments based upon ColoEast’s non-performing assets prior to the closing of the Merger (the “Closing”) as provided in the Merger Agreement (the “Merger Consideration”).

The Merger Agreement contains customary representations and warranties from the Company and ColoEast, and ColoEast has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of ColoEast’s business during the interim period between the execution of the Merger Agreement and the Closing, (2) ColoEast’s obligations to hold a meeting of its shareholders to vote upon the approval of the Merger, and (3) subject to certain exceptions, the recommendation by the board of directors of ColoEast in favor of the approval by its shareholders of the Merger Agreement and the transactions contemplated thereby. ColoEast has also agreed not to (1) solicit proposals relating to alternative business combination transactions or (2) subject to certain exceptions, enter into any discussions or any agreement concerning any proposals for alternative business combination transactions.

Completion of the Merger is subject to certain customary conditions, including (1) approval of the Merger Agreement by ColoEast’s shareholders, (2) receipt of required regulatory approvals and (3) the absence of any law or order prohibiting the consummation of the Merger. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including subject to certain exceptions, the accuracy of the representations and warranties of the other party and performance in all material respects by the other party of its obligations under the Merger Agreement. The Company’s obligation to complete the Merger is also subject to (1) there having occurred no event or development that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on ColoEast, (2) receipt of the requisite regulatory approvals not having resulted in the imposition of a burdensome condition, (3) the “equity capital” (as defined in the Merger Agreement) of ColoEast (as of the last day of the month end preceding the Closing date) being at least $60,500,000, (4) the sum of ColoEast’s non-performing assets (as of the month end preceding the Closing date, and subject to certain adjustments as set forth in the Merger Agreement) not exceeding $9,333,333, (5) holders of not more than 10% of the outstanding shares of ColoEast common stock having duly exercised their dissenters’ rights under Article 113 of the Colorado Business Corporation Act, and (6) the Closing having occurred on or prior to September 30, 2016.

The Merger Agreement provides certain termination rights for both the Company and ColoEast and further provides that upon termination of the Merger Agreement under certain circumstances, including in connection with a change in the recommendation of the board of directors of ColoEast or termination of the Merger Agreement by ColoEast to enter into a definitive agreement for a “Superior Proposal” (as defined in the Merger Agreement), ColoEast will be obligated to pay the Company a termination fee of $2.1 million.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The Merger Agreement is attached as an exhibit to this Current Report on Form 8-K in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, Merger Sub, ColoEast or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Merger Sub, ColoEast or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Voting Agreement

In connection with entering into the Merger Agreement, the Company entered into a Voting and Support Agreement with ColoEast and the directors of ColoEast and certain related persons (the “Voting Agreement”). The shareholders that are party to the Voting Agreement beneficially own in the aggregate approximately 31% of the outstanding shares of ColoEast common stock. The Voting Agreement requires that the shareholders party thereto vote all of their shares of ColoEast common stock in favor of the Merger and against alternative transactions and generally prohibits them from transferring their shares of ColoEast common stock prior to the consummation of the Merger. The Voting Agreement will terminate upon the earlier of the consummation of the Merger and the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 8.01.	Other Events.

On March 7, 2016 the Company and ColoEast issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. In addition, supplemental information, dated March 7, 2016, relating to the Merger is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that such statements, including statements with respect to the expected benefits of the proposed transaction and the timing of the proposed transaction, are predictions and that actual events or results may differ materially. These forward-looking statements are not guarantees of future results and are subject to factors that could cause actual results to differ materially from those we may expect, including, but not limited to: economic, political and market conditions and fluctuations; competition; the possibility that the expected benefits related to the proposed transaction may not materialize as expected; the proposed transaction not being timely completed, if completed at all; prior to the completion of the proposed transaction, ColoEast’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities, difficulty retaining key employees, and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all; and other factors identified in our filings with the Securities and Exchange Commission (the “SEC”). For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and the forward-looking statement disclosure contained in the Company’s Annual Report on Form 10-K, filed with the SEC on February 26, 2016. Forward-looking statements speak only as of the date made and the Company undertakes no duty to update such information.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 6, 2016, by and among ColoEast Bankshares, Inc., Triumph Bancorp, Inc. and Peak Acquisition Corp.*

10.1	Form of Voting and Support Agreement, dated as of March 6, 2016, by and among Triumph Bancorp, Inc., ColoEast Bankshares, Inc. and the shareholder parties thereto (included as Exhibit A to Exhibit 2.1 to this Current Report on Form 8-K)

99.1	Joint press release, dated March 7, 2016

99.2	Investor presentation, dated March 7, 2016

*	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

TRIUMPH BANCORP, INC.

Date: March 7, 2016	By:	/s/ Adam D. Nelson
	Name:	Adam D. Nelson
	Title:	Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 6, 2016, by and among ColoEast Bankshares, Inc., Triumph Bancorp, Inc. and Peak Acquisition Corp.*

10.1	Form of Voting and Support Agreement, dated as of March 6, 2016, by and among Triumph Bancorp, Inc., ColoEast Bankshares, Inc. and the shareholder parties thereto (included as Exhibit A to Exhibit 2.1 to this Current Report Form 8-K)

99.1	Joint press release, dated March 7, 2016

99.2	Investor presentation, dated March 7, 2016

*	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.